IN THE UNITED STATES DISTRICT COURT
FOR THE MIDDLE DISTRICT OF FLORIDA
TAMPA DIVISION

BRUCE A. ARBIT and MARK WINTERS,
derivatively on behalf of Bovie Medical Corp.,

Plaintiffs,

v.                                                                                     Case No: 8:11-cv-02020-T-30TBM

ANDREW MAKRIDES, J. ROBERT SARON,
GEORGE W. KROMER, MICHAEL G.
NORMAN, AUGUST LENTRICCHIA, STEVEN
MACLAREN, GREGORY ALAN KONESKY,
MOSHE CITRONOWICZ, PETER PARDOLL,
and LEONARD KEEN,

Defendants,

and

BOVIE MEDICAL CORP.,

Nominal Defendant.
___________________________________________/

SUMMARY NOTICE OF PROPOSED SETTLEMENT AND SETTLEMENT HEARING

TO:	ALL RECORD HOLDERS AND BENEFICIAL OWNERS OF COMMON STOCK OF BOVIE MEDICAL CORPORATION (“BOVIE” OR THE “COMPANY”) AS OF JUNE 26, 2014 (“BOVIE SHAREHOLDERS”).

YOU ARE HEREBY NOTIFIED that the Parties to the shareholders derivative action styled Arbit v. Makrides, Case No. 8:11-cv-02020-T-30TBM (the “Action”), pending in the United States District Court for the Middle District of Florida (the “Court”), have entered into a Stipulation and Agreement of Settlement (the “Stipulation”) to resolve the claims raised by the Action.  This Summary Notice should be read in conjunction with, and is qualified in its entirety by reference to, the text of the Stipulation, which is available on the websites of Plaintiffs’ Counsel at http://grantfirm.com/, http://www.whafh.com/, or http://www.forthepeople.com/, and Bovie’s website at http://www.boviemedical.com/.  All capitalized terms not otherwise defined herein have the same meaning stated in the Stipulation.

PLEASE BE FURTHER ADVISED that, on October 2, 2014, at 1:30 p.m., before the Honorable James S. Moody in Courtroom 17 of the Sam M. Gibbons U.S. Courthouse, 801 N. Florida Avenue, Tampa, Florida  33602, the Court will hold a hearing (the “Settlement Hearing”).  The purpose of the Settlement Hearing is to determine: (i) whether the terms of the Settlement are fair, reasonable, adequate and should be approved; (ii) whether the Action should be dismissed with prejudice and a final judgment entered; (iii) whether the Released Claims against the Releasees should be finally and fully released; (iv) whether Plaintiffs’ Counsel’s request for fees and reimbursement of  their out of pocket expenses in an aggregate sum not to exceed $850,000.00 (the “Fee and Expense Award”) should be approved; (v) whether an Enhancement Award of incentive fee award of up to $2,500.00 each should be paid by Plaintiffs’ Counsel to the named plaintiffs, Bruce A. Arbit and Mark Winters, respectively, from the Fee and Expense Amount; and (vi) such other matters as may be necessary or proper under the circumstances.
The Action was brought derivatively on behalf of Bovie against certain current and former officers and directors and asserted claims for breach of fiduciary duty, breach of contract, and injunctive relief.  The Settlement of the Action is subject to Court approval and provides, in part, for the implementation of certain corporate governance measures and for releases of the Released Claims against the Releasees.  If you are a Bovie Shareholder, your rights to pursue derivative claims on behalf of Bovie will be affected by this Settlement.  A detailed notice concerning the Settlement (the “Notice”) has been filed with the U.S. Securities and Exchange Commission and is posted on the websites of Plaintiffs’ Counsel and the Company listed above.

Any Bovie Shareholder who objects to the Settlement, Plaintiffs’ Counsel’s  application for the Fee and Expense Award, or the Incentive Fee Award, or who otherwise wishes to be heard, may appear in person or through his, her, or its attorney at the Settlement Hearing and present any evidence or argument that may be proper and relevant; provided, however, that no such person shall be heard, and no papers, briefs, pleadings, or other documents submitted by any such person shall be received and considered by the Court unless, no later than ten (10) calendar days prior to the Settlement Hearing, such person files with the Court the following documents: (1) a written and signed notice of intention to appear that states the name, address and telephone number of the objector and, if represented, his, her or its counsel; (2) proof that the objector was either record holder or beneficial owner of shares of Bovie stock as of the date of June 26, 2014 and continues to hold such shares; and (3) a written detailed statement of the person’s objections to any matter before the Court, including the specific grounds therefor or the reasons why such person desires to appear and be heard, as well as all documents and writings which such person desires the Court to consider, including any legal and evidentiary support.  In addition to being filed with the Court, such objections must simultaneously be served on counsel for the Parties in the Action so that they are received no later than ten (10) calendar days prior to the Settlement Hearing.
The addresses of the Court and Parties are:
For the Court: Clerk of Court United States District Court Middle District of Florida Sam M. Gibbons U.S. Courthouse 801 N. Florida Ave. Tampa, Florida 33602	Counsel for Plaintiffs: Lynda J. Grant The Grant Law Firm, PLLC 521 Fifth Avenue, 17th Floor New York, New York 10175

Counsel for Defendants: Samuel J. Salario, Jr. Carlton Fields Jorden Burt, P.A. 4221 W. Boy Scout Boulevard, Suite 1000 Tampa, Florida 33607	Counsel for Defendants: Chris Ballentine Fisher, Rushmer, Werrenrath, Dickson, Talley & Dunlap, P.A. 390 North Orange Avenue, Suite 2200 Orlando, Florida 32801

Unless the Court otherwise directs, any person who fails to object in the manner prescribed above shall be deemed to have waived his, her, or its right to object and shall be forever barred from raising any objection to the Settlement, the application for Fees and Expenses, the Incentive Fee Award, or any other matter related to the Settlement.

PLEASE DO NOT TELEPHONE THE COURT
OR BOVIE REGARDING THIS NOTICE